UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 31, 2006


                             Element 21 Golf Company
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             (Exact name of registrant as specified in its charter)


          Delaware                   000-15260                 88-0218411
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(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)


          200 Queens Quay East, Unit #1
            Toronto, Ontario, Canada,                           M5A 4K9
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     (Address of principal executive offices)                  (Zip Code)


     Registrant's telephone number, including area code       800-710-2021
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01  Entry into a Material Definitive Agreement

         As reported on a Form 8-K filed by Element 21 Golf Company (the "Company") on August 3, 2006, the Company consummated a $4 million equity financing on July 31, 2006 (the "Initial Closing Date") by entering into two Series B Convertible Preferred Stock Subscription Agreements (each a "Subscription Agreement" and collectively the "Subscription Agreements") with each of Clearline Capital, LLC and Vladimir Goryunov (each a "Purchaser" and collectively, the "Purchasers"). Each Subscription Agreement provides for the sale by the Company to the applicable Purchaser of 117,648 shares of the Company's Series B Convertible Preferred Stock, par value $0.10 per share (the "Series B Preferred Stock"), and warrants to purchase an aggregate of 17,647,059 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), in exchange for and in consideration of an aggregate investment by each Purchaser of $2 million in cash, which amount is to be invested by each Purchaser in two equal $1 million installments, the first of which occurred on the Initial Closing Date and the second of which will occur at a subsequent closing to occur on or before November 30, 2006 (the "Subsequent Closing," and the date of such Subsequent Closing, the "Subsequent Closing Date"). In exchange for each Purchaser's second $1 million installment, the Company will issue to each Purchaser an additional 58,824 shares of Series B Preferred Stock and two additional warrants (the terms of which are more fully described in the Company's Form 8-K filed on August 3, 2006) to purchase an aggregate of an additional 8,823,529 shares of Common Stock.

         Pursuant to the Subscription Agreement, each Purchaser's obligation to invest the second $1 million installment was conditioned upon the satisfaction of the following condition: the Company was required to convert at least 80% of the aggregate outstanding principal amount evidenced by those certain convertible promissory notes issued by the Company between February 2006 and July 31, 2006 (collectively, the "Promissory Notes") into shares of Common Stock prior to the Subsequent Closing Date. On October 31, 2006, the Company entered into an Addendum to Subscription Agreement with each of the Purchasers (each an "Addendum" and collectively "Addenda"). Pursuant to each Addendum, each Purchaser's obligation to invest the second $1 million installment is no longer conditioned upon the Company's conversion of at least 80% of the aggregate outstanding principal amount evidenced by the Promissory Notes into shares of Common Stock prior to the Subsequent Closing Date. Each Addendum amends Section 4(i) of each Subscription Agreement to reduce the percentage of required conversions of the Promissory Notes to 0%, which effectively removes any preconditions to the investment of the second $1 million installment by each Purchaser by November 30, 2006.

         The above description of the Addenda is qualified in its entirety by the text of the form of Addendum filed as an exhibit to this current report as
Exhibit 10.1 and is incorporated into this current report by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits

Exhibit Number     Description
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10.1               Form of Addendum to Subscription Agreement dated as of
                   October 31, 2006

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 6, 2006                ELEMENT 21 GOLF COMPANY


                                       By: /s/ NATALIYA HEARN
                                           -------------------------------------
                                           Name:  Nataliya Hearn
                                           Title: President

Exhibit Index


Exhibit Number     Description
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10.1               Form of Addendum to Subscription Agreement dated as of
                   October 31, 2006